UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

PFO GLOBAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-167380	65-0434332
(Commission File Number)	(I.R.S. Employer Identification No.)

3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084

(Address of principal executive offices)

(904) 819-8995

(Issuer's telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 30, 2015 (the “Effective Date”), PFO Global, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PFO Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Pro Fit Optix Holding Company, LLC, a Florida limited liability company (“PFO”). Pursuant to the Merger Agreement, on the Effective Date, the Company completed the acquisition of PFO by means of a merger of Merger Sub with and into PFO, such that PFO became a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company issued an aggregate of 15,000,000 shares (the “Merger Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the holders, immediately prior to the Effective Time, of membership units of PFO and certain warrants to purchase membership units of PFO, as consideration for the acquisition and the cancellation of such securities. Certain convertible securities of PFO which did not convert into shares of Common Stock in the Merger (the “PFO Non-Converting Securities”) were exchanged into like convertible securities to acquire shares of Common Stock, at an exercise price per share appropriately adjusted so that the aggregate exercise price of such securities is the same as it was prior to the Effective Time, including warrants to be issued by the Company in exchange for PFO Class A Warrants, PFO Class C Warrants, which warrants will be exercisable for an aggregate of 8,261,564 shares and 331,871 shares, respectively, of Common Stock, at an exercise price of $1.60 and $2.20 per share, respectively. The shareholders of the Company immediately prior to the Merger retained approximately 1,622,500 shares of Common Stock, which represents approximately 8% of the total number of outstanding shares of Common Stock immediately following the Merger, without giving effect to the securities issued pursuant to the Securities Purchase Agreement described below. The Merger Agreement also provides for the issuance or potential issuance of the following additional shares of Common Stock: (i) 2,500,000 shares of Common Stock issuable upon the conversion of 23.98893367 shares of the Company’s Series A preferred stock to be placed in escrow (the “Escrowed Shares”), (ii) a reserve for the issuance of approximately 1,900,000 shares of Common Stock issued or to be issued in connection with various investor relations firms and advisors, including 1,400,000 shares issued to Dawson James Securities, Inc. (“Dawson James”) and (iii) approximately 16,416,972 shares of Common Stock issuable upon exercise or conversion, as applicable, of the PFO Non-Converting Securities. Also pursuant to the terms of the Merger Agreement, at the Effective Time, the Company expressly assumed the due and punctual observance and performance of all obligations of PFO under the PFO Non-Converting Securities, including all of PFO’s outstanding promissory notes. At the Effective Time, certain of the officers and managers of PFO were appointed as officers and directors, respectively, of the Company, and the prior officers and directors of the Company resigned, as described in Item 5.02 of this Form 8-K.

Each of the Company and Merger Sub, on the one hand, and PFO, on the other hand, made customary representations and warranties to the other in the Merger Agreement, including, among other things, representations and warranties relating to their respective due organization, capitalization, financial statements, litigation and absence of undisclosed liabilities. All representations, warranties and agreements made by the parties in the Merger Agreement will survive for a period of 12 months following the closing of the Merger.

Pursuant to the terms of the Merger Agreement, on the Effective Date the holders of membership units or other securities of PFO immediately prior to the Merger are subject to certain lock-up agreements, pursuant to which each such holder agreed, subject to certain exceptions and conditions, not to sell, offer, pledge or otherwise dispose of any shares of Common Stock or other securities of the Company. Such lock-up agreements have a term of: (i) in the case of the agreements entered into by certain holders of PFO membership units immediately prior to the Merger, as well as the agreement entered into by Dawson James (collectively, the “Insider Lock-Up Agreements”), 12 months following the Effective Date, and (ii) in the case of the agreements entered into by each of the other holders of securities of PFO immediately prior to the Merger (collectively, the “Non-Insider Lock-Up Agreements”), 480 days following the Effective Date. Each of the Non-Insider Lock-Up Agreements provides that, beginning on the 181st day following the Effective Date, the security holder subject thereto may sell up to 10% of the securities held by it that are governed by the Non-Insider Lock-Up Agreement in any 30 day period (on a non-cumulative basis). Pursuant to the terms of the Merger Agreement, the terms of the Insider Lock-Up Agreements and the Non-Insider Lock-Up Agreements may be waived or amended with the written consent of Dawson James.

Also pursuant to the terms of the Merger Agreement, on the Effective Date the Company, Merger Sub, PFO, 21st Century Strategic Investment Planning, LLC (the “Account Advisor”) and Equity Stock Transfer LLC, as escrow agent (the “Escrow Agent”), entered into an Escrow Agreement (the “Escrow Agreement”). Pursuant to the terms of the Escrow Agreement, the Escrow Agent will hold the Escrowed Shares in escrow, for release pursuant to written instructions provided from time to time by the Account Advisor. Any Escrowed Shares not released pursuant to such written instructions prior to the 18 month anniversary of the Effective Date shall be returned to the Company for cancellation. Pursuant to the Escrow Agreement, the Company has agreed to indemnify and hold harmless the Escrow Agent, the Account Advisor and Dawson James in connection with the transactions contemplated thereby, and each of such parties retains a lien on the Escrowed Shares for such purpose.

The foregoing summary provides only a brief description of the Merger Agreement, the form of Insider Lock-Up Agreement, the form of Non-Insider Lock-Up Agreement and the Escrow Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Securities Purchase Agreement

Also on the Effective Date, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investment L.P. (the “Investor”), pursuant to which the Company sold an aggregate of $4,480,000 in principal amount of an 8% original issue discount senior secured convertible debenture, dated July 1, 2015 (the “Debenture”), for an aggregate purchase price of $4,000,000 to the Investor. Pursuant to the Securities Purchase Agreement, the Company also issued to the Investor a warrant, dated July 1, 2015 (the “Warrant”), to purchase an aggregate of 2,240,000 shares of Common Stock (subject to adjustment).

The Debenture matures on January 1, 2017, and accrues interest at the rate of 8% per annum. One quarter of the original principal amount of the Debenture is payable on each of July 1, 2016 and October 1, 2016, and the remaining principal amount of the Debenture is payable on January 1, 2017 (each, a “Periodic Redemption Date”). Accrued interest on the Debenture is payable on January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2016. Amounts of principal and accrued interest under the Debenture is convertible at the option of the Investor at any time into shares of Common Stock at an initial conversion price (as may be adjusted, the “Conversion Price”) of $2.00 per share, subject to certain ownership limitations and adjustment provisions. The Conversion Price is subject to reduction to an amount equal to 90% of the effective price per share of securities issued by the Company (i) in a registered offering of Common Stock or securities convertible into or exchangeable for shares of Common Stock (collectively “Common Stock Equivalents”) or (ii) in any other financing or series of financings of Common Stock or Common Stock Equivalents with gross proceeds of $4,000,000 or more (each, a “Triggering Event”). Beginning six months after the Effective Date, the Company has the option, subject to certain conditions, to redeem some or all of the then outstanding principal amount of the Debenture for cash in an amount equal to the sum of (i) 120% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) any liquidated damages and other amounts due in respect of the Debenture. Pursuant to the terms of the Debenture, the Company has agreed to certain negative covenants, including not to incur or repay any other indebtedness, for so long as any portion of the Debenture remains outstanding.

The Warrant is exercisable for a period of five years from the Effective Date, at an initial exercise price (the “Exercise Price”) of $2.40 per share. In addition to customary adjustments for stock splits and the like, if a Triggering Event occurs, the Exercise Price is subject to reduction to the Conversion Price applicable as a result of such Triggering Event, in which event the number of shares of Common Stock issuable under the Warrant would be increased such that the aggregate Exercise Price payable under the Warrant, after taking into account the decrease in the Exercise Price, would be equal to the aggregate Exercise Price prior to such adjustment. If at any time after the six month anniversary of the Effective Date there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Warrant, then the Warrant may be exercised, in whole or in part, at such time on a “cashless exercise” basis.

The Company’s obligations under the Debenture are secured by a lien on all of the Company’s assets, including a pledge of the securities of the Company’s subsidiaries, pursuant to the terms of a Security Agreement (the “Security Agreement”) entered into as of the Effective Date between the Company and the Investor.

Pursuant to the terms of the Securities Purchase Agreement, the Investor received a right of first refusal to purchase up to 100% of the securities offered by the Company in future private placement offerings through the first anniversary of the Effective Date. In addition, from the Effective Date until the 12-month anniversary of the date the Common Stock is listed on Nasdaq or NYSE MKT, the Investor may, in its sole determination, elect to purchase, in one or more purchases, additional debentures with an aggregate subscription amount of up to $4,000,000, and Warrants to purchase that number of shares of Common Stock equal to the original principal amount of such additional debentures divided by $2.00. Subject to certain exceptions, the Company agreed (i) for a period of 180 days following the Effective Date, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, and (ii) until such time as the Debenture and Warrant are no longer outstanding, not to issue any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock at an effective per share purchase price of less than $2.40 (subject to adjustment for stock splits and the like), provided that after the time that the Debenture is no longer outstanding, the Company may receive a waiver from such restriction by paying the Investor an amount in cash equal to 15% of the purchase price paid by the Investor for the Debenture. If at any time during the period beginning on the six-month anniversary of the Effective Date and ending at such time as all of the shares of Common Stock underlying the Debenture and the Warrant (collectively, the “Securities”) can be sold without restriction or limitation pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), if the Company either (i) shall fail for any reason to satisfy the current public information requirements contained in Rule 144 or (ii) has ever been, or becomes in the future, an issuer described in section (i)(1)(i) of Rule 144, then the Company shall be obligated to pay to the Investor an amount in cash, as liquidated damages and not as a penalty, equal to 2% of the purchase price paid by the Investor for the Debenture per month until the applicable event giving right to such payments is cured (or the Investor is nonetheless able to transfer its Securities pursuant to Rule 144). As a condition to the closing of the transactions contemplated by the Securities Purchase Agreement, prior to the Effective Date, PFO entered into amendments and/or restructuring agreements with its existing debtholders, pursuant to which PFO’s obligations to repay the principal amount owed to such debtholders, together with accrued interest, was extended such that 50% of the principal is payable on each of July 1, 2017 and January 1, 2018.

Also on the Effective Date, pursuant to the terms of the Securities Purchase Agreement, the Investor entered into a lock-up agreement (the “Investor Lock-Up Agreement”), pursuant to which it agreed, subject to certain exceptions and conditions, not to sell any of the Securities for a period commencing on the Effective Date and ending on the earlier of (i) the first anniversary of the Effective Date, (ii) the date on which the Company notifies the Investor of its intention to redeem some or all of the outstanding principal amount of the Debenture pursuant to the terms thereof or (iii) a trading day on or after the nine month anniversary of the Effective Date on which either: (x) the aggregate dollar trading volume of the Common Stock since the Effective Date equals or exceeds $10,000,000 (provided that since the Effective Date, the closing bid price of the Common Stock has been equal to or exceeded $4.00 for a period of 30 consecutive trading days) or (y) the closing bid price of the Common Stock equals or exceeds $8.00 for a period of 30 consecutive trading days.

The foregoing summary provides only a brief description of the Securities Purchase Agreement, the Debenture, the Warrant, the Security Agreement and the Investor Lock-Up Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the consummation of the Merger is incorporated into this Item 2.01 by reference. The disclosure in this Item 2.01 is qualified by reference to the applicable information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement and the agreements entered into in connection therewith, including the Debenture, is incorporated into this Item 2.03 by reference. The disclosure in this Item 2.03 is qualified by reference to the applicable information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on June 30, 2015, the Company (i) completed its acquisition of PFO and has, pursuant to the Merger Agreement, issued the Merger Shares as consideration therefor, and (ii) consummated the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Debenture and the Warrant. The issuance and sale of the Merger Shares, the Debenture and the Warrant are exempt from registration under Section 4(a)(2) of the Securities Act because the transactions do not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Merger Shares, the Debenture or the Warrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 4.01	Changes in Registrant’s Certifying Accountant.

In connection with the consummation of the Merger, the Company dismissed RBSM LLP as the Company’s independent registered public accounting firm effective as of the Effective Date. The decision to change independent registered public accounting firms was approved by the Company’s board of directors.

The audit report of RBSM LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of uncertainty regarding the Company’s ability to continue as a going concern.

During the two fiscal year ended December 31, 2014 and the subsequent interim period through June 30, 2015, the date of RBSM LLP’s dismissal, there were no: (i) disagreements with RBSM LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM LLP, would have caused RBSM LLP to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided a copy of the above disclosures to RBSM LLP and requested RBSM LLP to provide the Company with a letter addressed to the SEC stating whether or not RBSM LLP agrees with the above disclosures. A copy of RBSM LLP’s response letter will be filed by amendment hereto.

On June 30, 2015, the Company engaged Marcum LLP as its new independent registered public accounting firm, effective immediately. The decision to engage Marcum LLP as the Company’s independent registered public accounting firm was approved by the Company’s board of directors. During the years ended December 31, 2014 and 2013, and through June 30, 2015, the date of Marcum LLP's engagement, the Company did not consult with Marcum LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01.	Changes in Control of Registrant.

As described in Item 1.01 above, on June 30, 2015, the Company completed its acquisition of PFO and has, pursuant to the Merger Agreement, issued the Merger Shares as consideration therefor. As a result, the persons who were security holders of PFO immediately prior to the Effective Time acquired ownership, in the aggregate, of approximately 71% of the total number of outstanding shares of Common Stock. Of such Merger Shares, Dr. Charles Posternack received 4,407,136 shares, representing approximately 21% of the total number of outstanding shares of Common Stock, and Harry Hahamovitch received 4,407,136 shares, representing approximately 21% of the total number of outstanding shares of Common Stock.

The information disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. The disclosure in this Item 5.01 is qualified by reference to the information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, pursuant to the terms of the Merger Agreement, each of the following persons were appointed to serve on the Company’s board of directors (the “Board”): Dr. Charles Posternack, Joseph Barry Schimmel, E. Dean Butler and Ed Greene. On the same date, each of Thomas Rickards and Mohit Bhansali resigned as a member of the Board, and from all positions as an officer of the Company, including as Chief Executive Officer and President, respectively.

Also effective upon the Effective Time, pursuant to the terms of the Merger Agreement, the following persons were appointed as officers of the Company:

Rudolf Suter	President and Chief Executive Officer
Timothy W. Kinnear	Chief Financial Officer, Treasurer, Secretary
Kenneth E. Elstad,	II Executive Vice President – Sales
Jeffrey T. LaPlante	Executive Vice President – Business Development
George E. Moore	Executive Vice President – Information Technology
Jonathan Schwartz	Executive Vice President – Manufacturing
Jagdish Jethmalani	Executive Vice President – Research and Development

Rudolf Suter has served as PFO’s President, Chief Executive Officer and as a member of its board of directors since September 2011. Mr. Suter has served in various roles for PFO’s wholly owned subsidiaries, including serving as President, Chief Executive Officer and as a member of the board of directors of Pro Fit Optix, Inc. since May 2010, as a manager of PFO MCO, LLC since July 2013, as manager of PFO Optima, LLC since May 2013, and as a manager of PFO Technologies, LLC since February 2013. Prior to joining PFO, in 2002, Mr. Suter founded Optixx AG of Switzerland, a Swiss company that developed and produced free-form progressive addition lenses, and served as its Chief Executive Officer and President from January 2003 through March 2010. In 1999, Mr. Suter co-founded the European Sunglass Association and served as a member of its board from inception until 2007. From 1997 to 2001, Mr. Suter served as a member of EUROM (European Optical Manufacturer Association). Since 2000, Mr. Suter has served as a member of the Vision Council of America. In January 2014, Mr. Suter filed a petition under the federal bankruptcy laws, which proceeding currently remains pending. Mr. Suter holds a Master Degree in Mechanical Engineering and Business Administration from the University of Lucerne.

Mr. Suter is the defendant in a civil action in the United States District Court for the Northern District of Texas, Dallas Division. In June 2007, Peter Denton and Harvest Investors, L.P. (“Harvest”), which Mr. Denton controlled, entered into Share Purchase Agreements (each an “SPA”) with Optixx AG, which Mr. Suter controlled. Pursuant to the SPAs, Mr. Denton and Harvest each invested 1,000,000 Swiss francs in Optixx AG for a minority interest in the company. Each of the SPAs included a provision that stated that Mr. Suter would “make good the equities owned by the purchaser…from his own shareholding interest…” if the Company’s EBIT for 2007 was below a specified threshold amount. In 2008, the parties could not agree on the 2007 EBIT amount. Mr. Denton believed that the 2007 EBIT amount was lower than the specified threshold amount in the SPAs and wanted additional ownership in Optixx AG.

In an arbitration hearing before the Chamber of Commerce of Central Switzerland, Mr. Denton alleged that Mr. Suter verbally stated that he should sell his shares, as Mr. Suter would buy back the shares for their original amount. Mr. Suter denied that he made a firm offer and stated that the parties never agreed upon a price or payment terms. The result of the arbitration was an award to each of the plaintiffs in the amount of $1,025,430.68, for a total amount of $2,050,861.36, with annual interest at a rate of 5% per year from June 2009 until the date of payment. In addition, the plaintiffs were jointly awarded $136,225.70 to be paid by Mr. Suter for the expenses related to the related arbitration. While the arbitration continued, Optixx AG lost its two largest customers to competitors, and the company was forced to close in March 2010.

A final judgment was entered on or about August 23, 2012 in favor of the plaintiffs, which confirmed the adjudication by the Chamber of Commerce of Central Switzerland of a foreign arbitration award based upon a claim by plaintiff of breach of contract and failure to perform a repurchase of plaintiff’s interest in Optixx AG. On or about January 17, 2014, Mr. Suter filed a voluntary petition under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. On or about April 11, 2014, the plaintiffs in the civil action filed an objection to discharge in the same court. On or about July 14, 2014, the Office of the United States Trustee filed a complaint in the Bankruptcy Court that objects to the discharge of Mr. Suter’s debts alleging that he failed to preserve recorded information. Mr. Suter voluntarily waived the discharge of debts. Mr. Suter has secured legal counsel to assist him in responding to the collection efforts and determine whether a reasonable settlement of the dispute can be achieved.

Timothy W. Kinnear has served as PFO’s Chief Financial Officer since November 2014. Prior to joining PFO, Mr. Kinnear served as the Chief Financial Officer from May 2013 to September 2014 at American Broadband, Inc. d/b/a United Network Services (“UNSi”), a telecommunications services provider, which GTT Communications, Inc. (NYSE MKT: GTT) acquired on October 1, 2014. Mr. Kinnear served as the Chief Financial Officer from February 2009 to May 2013 at Airband Communications, Inc., a telecommunications services provider, which UNSi acquired on May 7, 2013. Previously, Mr. Kinnear held executive roles in InnerWireless, Inc., Intrusion, Inc. and Cyrix Corporation. Mr. Kinnear also currently serves on the Board of Directors of Resourcing Edge, a human resources service provider. Mr. Kinnear holds a Bachelor Degree in Accounting from Texas Tech University.

Kenneth E. Elstad has served as PFO’s Executive Vice President - Sales since May 2014. Mr. Elstad served as the Vice President of Sales at Next Generation Consulting, Inc., an information technology services and solutions provider, from January 2014 to April 2014. Mr. Elstad in various sales roles at Pech Optical Corp., a wholesale laboratory that specializes in the product of lenses, including as Vice President of Sales Expansion and Product Development from January 2007 to December 2012, Regional Sales Manager from January 2001 to January 2007, and Sales Representative from May 1995 to January 2001.

Jeffrey T. LaPlante has served as PFO’s Executive Vice President – Business Development since June 2014. From April 1991 to October 2013, Mr. LaPlante has served in various roles at Signet Armorlite, Inc., an optical company and a subsidiary of Essilor International S.A., most recently serving as its Western Regional Wholesale Sales Manager, with account responsibilities across multiple states. Since February 2008, Mr. LaPlante has worked on and published the “The Retail Jungle,” a training guide for professionals in the retail sales field. Mr. LaPlante earned his Associate degree in Electrical Engineering from Heald College.

George E. Moore has served as PFO’s Executive Vice President – Information Technology since April 2013. Prior to joining our company, from January 2012 to April 2013. Mr. Moore served as a Sales Engineer and IT Consultant for System Five (Pty) Ltd., a software distributor and an information technology and solutions business. From June 2008 to January 2012, Mr. Moore served as a Technology Committee Chairman, Network Engineer, and Director of Instructional Technology at Responsive Education Solutions, a community of public charter schools. Mr. Moore earned his Bachelor degree in Electronics Engineering Technology from Oklahoma State University.

Jonathan Schwartz has served as PFO’s Executive Vice President - Operations since October 2011. Mr. Schwartz has served as Vice President of Manufacturing from December 2010 to October 2011. Prior to joining our company, Mr. Schwartz served as Director of Laboratory Operations of Ultimate Optical Laboratory, a prescription laboratory, from July 2009 to August 2010. Mr. Schwartz served as Director of Technical Services, Lens Distribution, for HOYA Vision Care, an optical laboratory network and optical lens manufacturer, from July 2007 to July 2009. From 1996 to 2007, Mr. Schwartz served as a Board member of the Optical Laboratory Association and from 2002 has served on the Z80.1 and Z80.5 standards committees of the American National Standards Institute. Mr. Schwartz is a licensed optician with an A.A.S in Ophthalmic Dispensing from New York City Technical College and a B.S. in Professional Management from Nova University.

Jagdish Jethmalani has served as PFO’s Executive Vice President – Research and Development since December 2012. From November 2002 to October 2012, Mr. Jethmalani served as the Vice President of Research and Development of Ophthonix, Inc., a company that marketed wavefront-guided vision correction technology and iZon lenses, where Mr. Jethmalani spearheaded and executed Ophthonix’s research and development goals and objectives to develop a new product pipeline within approved timelines and budgets and provided core scientific leadership in defining Ophthonix’s product pipeline. Mr. Jethmalani holds a Ph.D. in Organic/Polymer Chemistry from Oklahoma State University and holds an M.S. in Organic Chemistry from University of Arkansas.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a powerpoint presentation used by the Company in presentations for and discussions with certain existing and potential stockholders of the Company and other persons with respect to the Merger.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The attached Exhibit 99.1 includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ materially from the Company’s expectations, estimates and projections and, consequently, readers should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the anticipated benefits of the Merger, the Company’s future performance, anticipated growth and market share, and the potential listing of the Common Stock on a national securities exchange.

Forward-looking statements contained in the exhibit involve significant risks and uncertainties that could cause actual results or events to differ materially from the Company’s expectations. Most of these factors are outside the Company’s control and difficult to predict. Factors that may cause such differences include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission as well as other factors, including: the potential liquidity and trading of the Company’s securities; the Company’s limited operating history; the competitive environment in the markets in which the Company operates; the risk that the anticipated benefits of the Merger may not be fully realized; changing legislation and regulatory environments; business development activities, including the Company’s ability to contract with, and retain, customers on attractive terms; and success in retaining or recruiting, or changes required in, the Company’s management and other key personnel.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days of the date on which this report is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days of the date on which this report is required to be filed.

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 30, 2015, by and among PFO Global, Inc., PFO Acquisition Corp. and Pro Fit Optix Holding Company, LLC.
10.1	Form of Insider Lock-Up Agreement.
10.2	Form of Non-Insider Lock-Up Agreement.
10.3	Escrow Agreement, dated June 30, 2015, by and among PFO Global, Inc., PFO Acquisition Corp., Pro Fit Optix Holding Company, LLC, 21st Century Strategic Investment Planning, LLC and Equity Stock Transfer LLC, as escrow agent.
10.4	Securities Purchase Agreement, dated as of June 30, 2015, by and between PFO Global, Inc. and Hillair Capital Investment L.P.
10.5	Debenture, dated July 1, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.
10.6	Warrant, dated July, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.
10.7	Security Agreement, dated as of June 30, 2015, by and among PFO Global, Inc., each of the subsidiaries of PFO Global, Inc. and Hillair Capital Investment L.P.
10.8	Lock-Up Agreement, dated June 30, 2015, between Hillair Capital Investment L.P. and PFO Global, Inc.
99.1	Investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 6, 2015

PFO GLOBAL, Inc.

By	/s/ Tim Kinnear
Name: Tim Kinnear
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 30, 2015, by and among PFO Global, Inc., PFO Acquisition Corp. and Pro Fit Optix Holding Company, LLC.
10.1	Form of Insider Lock-Up Agreement.
10.2	Form of Non-Insider Lock-Up Agreement.
10.3	Escrow Agreement, dated June 30, 2015, by and among PFO Global, Inc., PFO Acquisition Corp., Pro Fit Optix Holding Company, LLC, 21st Century Strategic Investment Planning, LLC and Equity Stock Transfer LLC, as escrow agent.
10.4	Securities Purchase Agreement, dated as of June 30, 2015, by and between PFO Global, Inc. and Hillair Capital Investment L.P.
10.5	Debenture, dated June 30, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.
10.6	Warrant, dated July 1, 2015, issued by PFO Global, Inc. to Hillair Capital Investment L.P.
10.7	Security Agreement, dated as of July 1, 2015, by and among PFO Global, Inc., each of the subsidiaries of PFO Global, Inc. and Hillair Capital Investment L.P.
10.8	Lock-Up Agreement, dated June 30, 2015, between Hillair Capital Investment L.P. and PFO Global, Inc.
99.1	Investor presentation.